Exhibit 99.2

Ryman Hospitality Properties, InC. ANNOUNCES cash tender offer for any and all 5.00%

senior notes due 2021

NASHVILLE, Tenn. (September 12, 2019) – Ryman Hospitality Properties, Inc. (NYSE: RHP) (the “Company”) announced today that RHP Hotel Properties, LP (the “Operating Partnership”) and RHP Finance Corporation (together, with the Operating Partnership, the “Issuers”), its indirect wholly owned subsidiaries, have commenced a cash tender offer (the “Tender Offer”) for any and all of their outstanding $350 million aggregate principal amount of 5.00% senior notes due 2021 (the “2021 Notes”), which were jointly issued by the Issuers and are jointly and severally guaranteed, on an unsecured unsubordinated basis by the Company and the Operating Partnership’s subsidiaries that guarantee the Company’s senior secured credit facility.

The Tender Offer is being made on the terms and subject to the conditions set forth in the offer to purchase dated September 12, 2019 (as it may be amended or supplemented, the “Offer to Purchase”), the related letter of transmittal (as it may be amended or supplemented, the “Letter of Transmittal”) and the related notice of guaranteed delivery (as it may be amended or supplemented, the “Notice of Guaranteed Delivery,” together with the Offer to Purchase and the Letter of Transmittal, the “Offer Documents”).

The Tender Offer is scheduled to expire at 5:00 p.m. New York City Time on September 18, 2019, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as each may be extended, the “Expiration Time”). Holders of the 2021 Notes who validly tender (and do not validly withdraw) their 2021 Notes prior to the Expiration Time, or who comply with the procedures set forth in the Notice of Guaranteed Delivery, will be eligible to receive in cash $1,002.50 for each $1,000 principal amount of 2021 Notes that are accepted for purchase in the Tender Offer, plus accrued and unpaid interest on such 2021 Notes from the April 15, 2019 interest payment date up to, but not including, the settlement date for the Tender Offer, which is expected to be September 19, 2019 (the “Settlement Date”). The settlement date for any 2021 Notes tendered pursuant to a Notice of Guaranteed Delivery is expected to be September 23, 2019. All accrued and unpaid interest on the 2021 Notes from the April 15, 2019 interest payment date up to, but not including, the Settlement Date will cease to accrue on the Settlement Date for all 2021 Notes accepted for purchase pursuant to the Tender Offer, including those tendered pursuant to the Notice of Guaranteed Delivery.

Certain information regarding the 2021 Notes and the terms of the Tender Offer is summarized in the table below.

Title of Security	CUSIP Numbers/ISINs	Principal Amount Outstanding	Purchase Price per $1,000 Principal amount of 2021 Notes
5.00% Senior Notes Due 2021	749571 AB1 / US749571AB16	$350,000,000	$1,002.50

Tendered 2021 Notes may be validly withdrawn at any time (i) at or prior to the earlier of (x) the Expiration Time and (y) in the event the Tender Offer is extended, the tenth business day after commencement of the Tender Offer, and (ii) after the 60th business day after the commencement of the Tender Offer if for any reason the Tender Offer has not been consummated within 60 business days after the commencement of the Tender Offer.

The Tender Offer is conditioned upon the satisfaction of certain conditions that may be waived or changed, including the completion by the Issuers of an offering (the “Notes Offering”) of senior unsecured notes (the “New Notes”) on terms satisfactory to the Issuers in their sole discretion, generating aggregate proceeds (before underwriters’ discounts and commissions and other offering expenses) of at least $500 million. The Tender Offer is not conditioned upon any minimum amount of 2021 Notes being tendered, and the Notes Offering is not conditioned on the completion of the Tender Offer.

The Tender Offer may be amended, extended, terminated or withdrawn in the Company’s sole discretion and subject to applicable law.

There is no assurance that the Tender Offer will be subscribed for in any amount. The Company intends to redeem, in accordance with the terms of the indenture governing the 2021 Notes, any of the 2021 Notes that remain outstanding after the expiration of the Tender Offer.

The Company has retained Deutsche Bank Securities to serve as the exclusive dealer manager for the Tender Offer and D.F. King & Co., Inc. to serve as the tender agent and information agent for the Tender Offer.

Questions regarding the terms of the offer may be directed to Deutsche Bank Securities by calling (855) 287-1922 (toll-free) or (212) 250-7527 (collect). Requests for documents should be directed to D.F. King & Co., Inc. by calling (212) 269-5550 (for banks and brokers), or (866) 342-8290 (for all others toll free), or emailing rhp@dfking.com. Copies of the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery are also available at the following web address: http://www.dfking.com/rhp.

None of the Issuers, their boards of directors, the dealer manager or D.F. King, or any of their respective affiliates, is making any recommendation as to whether holders should tender any 2021 Notes in response to the Tender Offer. Holders should make their own decision as to whether to tender their 2021 Notes and, if so, the principal amount of 2021 Notes to tender.

This press release does not constitute an offer to buy nor a solicitation of an offer to sell any 2021 Notes or any other securities of the Issuers, including the New Notes, nor shall it constitute a notice of redemption under the indenture governing the 2021 Notes, nor will there be any offer or sale of any 2021 Notes or other securities, including the New Notes, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a real estate investment trust for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 8,114 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. The Company is also a joint venture owner of the 1,501-room Gaylord Rockies Resort & Convention Center, which is also managed by Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; 650 AM WSM, the Opry’s radio home; and Ole Red, a country lifestyle and entertainment brand. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Tender Offer, including its timing, expiration and settlement, the issuance of the New Notes by the Issuers, and the planned redemption of any 2021 Notes that remain outstanding following the expiration of the Tender Offer. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
615-316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
615-316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com